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                                  EXHIBIT 99.1

                SKANEATELES BANCORP, INC. 1998 STOCK OPTION PLAN




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                            SKANEATELES BANCORP, INC.

                             1998 STOCK OPTION PLAN


1.      PURPOSE.

        The Skaneateles Bancorp, Inc. 1998 Stock Option Plan (the "Plan"), effective February 10, 1998, is designed to attract and retain key employees of Skaneateles Bancorp, Inc., a Delaware corporation (the "Company"), and its wholly owned subsidiary, Skaneateles Savings Bank (the "Bank"), and to encourage them to contribute to the success of the Bank and the Company by providing the opportunity for stock ownership. The Company may grant under the Plan both incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and stock options that do not qualify for treatment as Incentive Stock Options ("Nonstatutory Stock Options"). Unless expressly provided to the contrary, all references herein to "Options" include both Incentive Stock Options and Nonstatutory Stock Options.

2.      ADMINISTRATION.

        (a) The Plan shall be administered by a stock option committee (the "Committee") designated by the Board of Directors of the Company (the "Board").

        (b) Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion and without limitation:

               (i) to determine the individuals to whom Options are granted, whether an Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option, the times when such individuals shall be granted Options, the number of shares to be subject to each Option, the term of each Option, the date when each Option shall become exercisable, whether an Option shall be exercisable in whole or in part in installments, the number of shares to be subject to each installment, the date each installment shall become exercisable, the term of each installment, and the option price of each Option;

               (ii) to accelerate the date of exercise of any Option or any installment thereof (irrespective of any vesting schedule that may have been part of the grant of such Option); and

               (iii) to make all other determinations necessary or advisable for administering the Plan.

        (c) The Committee shall act by majority vote. The Committee's decision on any question concerning or involving the interpretation or administration of the Plan shall, as between the Company and Option holders, be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

3.      ELIGIBILITY.

        (a) Participants in the Plan shall be selected by the Committee from among the employees of the Company or its subsidiaries. All references in this Plan to employees of the Company shall mean and include employees of any subsidiary of the Company, as such term is defined in Section 424 of the Internal Revenue Code.


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        (b) The right of the Company to terminate the employment of a Plan participant at any time, with or without cause, shall in no way be restricted by the existence of the Plan, any Option granted hereunder, or any stock option agreement relating thereto.

4.      NUMBER OF SHARES.

        Subject to the provisions of Section 5, the total number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued under Options granted pursuant to the Plan shall not exceed 71,500. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any Option is surrendered before exercise, or lapses without exercise, or for any other reason ceases to be exercisable, the shares subject to such Option shall continue to be available for the grant of Options under the Plan. The Plan shall terminate on February 10, 2008, or the earlier dissolution of the Company, and no Option shall be granted after such date.

5.      ADJUSTMENT PROVISIONS.

        In the event that:

               (a) in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, the outstanding shares of Common Stock are exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other entity; or

               (b) new, different or additional shares or other securities of the Company or of another entity are received by the holders of Common Stock, whether by way of recapitalization or otherwise; or

               (c) any dividend in the form of stock is made to the holders of Common Stock, or any stock split or reverse split pertaining to Common Stock is effected;

then the Board shall make the appropriate adjustment to:

               (i) the number and kind of shares or other securities that may be issued upon exercise of Options yet to be granted;

               (ii) the option price per share to be paid upon exercise of each outstanding Option; and

               (iii) the number and kind of shares or other securities covered by each outstanding Option.

6.      ANNUAL LIMITATION ON INCENTIVE STOCK OPTIONS.

        The aggregate fair market value (determined as of the date the Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all plans of the Company and any parent and subsidiaries of the Company) shall not exceed $100,000.

7.      OPTION PRICE.

        (a) For purposes of the Plan, the term "Grant Date" shall mean the date on which the grant of an Option is duly authorized by the Board. The option price at which an Option shall be exercisable shall be at least the Fair Market Value (as such term is defined below) per share of the Common Stock on the Grant Date of such Option. However, if an Option is granted to any person who would, after the grant of such Option, be deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company (a "Ten Percent Shareholder"), the option price shall be not less than 110 percent of the fair market value per share of the Common Stock on the Grant Date of such Option.

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        (b) For purposes of the Plan, Fair Market Value of the Common Stock shall be the higher of: (a) the simple average of the high and low prices at which the Common Stock is traded on the Grant Date, as quoted on NASDAQ/NMS on that date; or (b) the price of the last sale of Common Stock on the Grant Date as quoted by NASDAQ/NMS. If the Company's Common Stock is not listed on NASDAQ/NMS, then the foregoing price determination shall be made by reference to any National Exchange (as that term is defined by Section 12 of the Securities and Exchange Act of 1934) or any other electronic transfer or exchange service on which the Company's Common Stock may be listed.

8.      TERM OF OPTIONS.

        Subject to the provisions of Section 18, the term of each Option shall be determined by the Committee, but in no event shall an Option be exercisable, either in whole or in part, after the expiration of ten years from the Grant Date of such Option. Notwithstanding the foregoing, an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable, either in whole or in part, after the expiration of five years from the Grant Date of such Option. The Committee and an Option holder may at any time by mutual agreement terminate any Option held by such Option holder.

9.      STOCK OPTION AGREEMENTS.

        Each Option shall be evidenced by a written agreement which sets forth:
(a) the number of shares subject to the Option; (b) the option price; (c) the vesting schedule of the Option or a statement that the Option is immediately exercisable in full; (d) the expiration date of the Option; (e) the method of payment on exercise of the Option; (f) whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option; and (g) such additional provisions, not inconsistent with the Plan, as the Committee may prescribe.

10.     EXERCISE OF OPTIONS.

        (a) Each Option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of shares of Common Stock being purchased and the purchase price being paid, and accompanied by payment in full of the purchase price.

        (b) An Option holder shall pay for the shares subject to the Option by one or any combination of the following methods, as determined by the Committee on the Grant Date of the Option: (i) in cash, or (ii) by delivery of shares of Common Stock already owned by the Option holder. Any shares of Common Stock that are so delivered to pay the option price shall be valued at Fair Market Value on the date of such Option exercise.

        (c) The exercise of an Option shall be conditioned upon the Option holder making arrangements satisfactory to the Committee for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company shall be made by one or any combination of the following methods, as determined by the
Committee: (i) in cash, or (ii) by the Company withholding such taxes from any other compensation owed to the Option holder by the Company or any of its subsidiaries.

11.     NON-ASSIGNMENT.

        Each Option by its terms shall provide that it is not transferable by the Option holder otherwise than by will or the laws of descent and distribution, and that during the lifetime of the Option holder, it is exercisable only by him.

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12.     DEATH OF OPTION HOLDER.

        In the event that an Option holder shall die (i) while he is an employee, director or advisor of the Company, or within three months after termination of such status, and (ii) prior to the complete exercise of Options granted to him under the Plan, then any such remaining Options with exercise periods outstanding may be exercised, in whole or in part, within one year after the date of the Option holder's death and then only:

               (a) by the Option holder's estate or by such person(s) to whom the Option holder's rights hereunder shall have passed under his will or the laws of descent and distribution;

               (b) to the extent that the Option holder was entitled to exercise the Option on the date of his death, and subject to all of the conditions on exercise imposed hereby; and

               (c) prior to the expiration of the term of the Option.

13.     TERMINATION OF EMPLOYMENT.

        (a) During the lifetime of an Option holder, an Option shall be exercisable only while he is an employee, director or advisor of the Company and has been an employee, director or advisor continuously since the Grant Date of the Option, or within three months after the date on which he ceases to be such an employee, director or advisor for any reason; provided, however, that in the case of an Option holder who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), such three-month period shall instead be one year.

        (b) Any Option that is exercisable after termination of service as an employee, director or advisor, as provided by Section 13(a), shall be exercisable only to the extent that the Option holder would have been entitled to exercise the Option on the date of such termination; and further, no Option shall be exercisable after the expiration of the term thereof.

        (c) For purposes of this Section 13, an employment relationship shall be treated as continuing during the period when an Option holder is on military duty, sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, so long as a statute or contract guarantees the Option holder's right to re-employment with the Company. When the period of leave exceeds 90 days and the individual's right to re-employment is not so guaranteed, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

14.     ADDITIONAL REQUIREMENTS.

        Each grant of an Option under the Plan, and (unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the "Securities Act")) each issuance of shares of Common Stock upon exercise of an Option, shall be conditioned upon the Company's prior receipt of a duly executed letter of investment intent, in form and content satisfactory to counsel for the Company, of the Option holder that such Option and such shares are being acquired by such holder solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same. Any shares of Common Stock acquired by the holder upon exercise of the Option may not thereafter be offered for sale, sold or otherwise transferred unless (a) a Registration Statement with respect thereto shall then be effective under the Securities Act, and the Company shall have been furnished with proof satisfactory to it that such holder has complied with applicable state securities laws, or (b) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer is exempt from the registration requirements of the Securities Act and may otherwise be transferred in compliance with the Securities Act and in compliance with any other applicable law, including all applicable state securities laws; and the Company may withhold transfer, registration and delivery of such securities until one of the foregoing conditions shall have been met.


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15.     LISTING AND REGISTRATION.

        The Company, in its discretion, may postpone the issuance and delivery of shares upon any exercise of an Option until completion of such stock exchange listing, or registration or other qualification of such shares under any state or federal law, rule or regulation, as the Company may consider appropriate; and may require any person exercising an Option to make such representations and furnish such information as it considers appropriate in connection with the issuance of the shares in compliance with applicable law, including without limitation federal or state laws regulating the sale or issuance of securities. Notwithstanding the foregoing, the Company shall be under no obligation whatsoever to list, register or otherwise qualify any shares subject to Options under the Plan.

16. RIGHTS AS A SHAREHOLDER.

        No Option holder shall have any rights as a shareholder with respect to the shares of Common Stock purchased by him pursuant to the exercise of an Option until the date of the issuance to him of a stock certificate representing such shares. No adjustment shall be made for dividends or for distributions of any other kind with respect to shares for which the record date is prior to the date of the issuance to the Option holder of a certificate for the shares.

17.     EFFECT OF ACQUISITION, REORGANIZATION OR LIQUIDATION.

        Notwithstanding any provision to the contrary in this Plan or in any agreement evidencing Options granted hereunder, all Options with exercise periods then currently outstanding shall become immediately exercisable in full and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:

               (a) the first purchase of shares pursuant to a tender or exchange offer which is intended to effect the acquisition of more than 50% of the voting power of the Company (other than a tender or exchange offer made by the Company); or

               (b) approval by the Company's shareholders of: (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the shares), (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of complete liquidation or dissolution of the Company.

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18.     CONDITIONAL OPTIONS.

        Prior to approval and ratification of the Plan by the shareholders of the Company, the Committee may grant "Conditional Options" under the Plan. In addition, in the event that any amendment to the Plan requires approval and ratification by the shareholders, then prior to such approval and ratification the Committee may grant Conditional Options under the Plan. Conditional Options may be granted under the Plan only under the following conditions: (a) a Conditional Option shall be clearly identified as a Conditional Option; (b) the grant of a Conditional Option shall be expressly conditioned upon the approval and ratification of the Plan (or of the amendment to the Plan, as the case may be) by the shareholders of the Company; (c) such shareholder approval and ratification shall occur no later than the Annual Meeting of Shareholders of the Company next following the effective date of the Plan (or of the amendment to the Plan, as the case may be); and (d) notwithstanding any other provision of the Plan, no holder of a Conditional Option shall have any right to exercise such Option prior to such approval and ratification of the Plan (or of the amendment to the Plan, as the case may be) by the shareholders. Notwithstanding any other provision of the Plan, prior to approval and ratification of the Plan (or of the amendment to the Plan, as the case may be) by the shareholders of the Company, no holder of a Conditional Option shall have any right to sell, assign, transfer, pledge or encumber the Conditional Option, or the shares underlying the Conditional Option, except by will or the laws of descent and distribution. If the shareholders of the Company fail to approve and ratify the Plan (or the amendment to the Plan, as the case may be) by the date of such Annual Meeting of Shareholders, then all Conditional Options granted hereunder conditioned upon such approval and ratification shall be automatically canceled and shall immediately become null and void.

19.     AMENDMENT OF PLAN.

        The Plan may be amended at any time by the Committee, provided that (except for amendments made pursuant to Section 5) no amendment made without the approval and ratification of the shareholders of the Company shall increase the total number of shares which may be issued under Options granted pursuant to the Plan, extend the latest date upon which Options may be granted or shall be exercisable, change the class of persons eligible to be granted Options, or otherwise materially increase the benefits accruing to participants under the Plan.

20.     NO RESERVATION OF SHARES.

        The Company shall be under no obligation to reserve shares of Common Stock or other securities to satisfy the exercise of Options. The grant of Options hereunder shall not be construed as constituting the establishment of a trust of such shares, and no particular shares shall be identified as optioned or reserved for issuance hereunder. The Company shall have complied with the terms of the Plan if, at the time of its delivery of shares upon the exercise of any Option, it has a sufficient number of shares authorized and unissued, or issued and held in its treasury, which may then be delivered under the Plan, irrespective of the date on which such shares were authorized.

21.     APPLICATION OF PROCEEDS.

        The proceeds of the sale of shares of Common Stock by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

22.     CHOICE OF LAWS.

        The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of New York (without regard to the choice of law provisions of such laws).

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23.     IN GENERAL.

        (a) As used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate to the context.

        (b) As used herein, the term "Section" shall mean the appropriate Section of the Plan unless the context clearly indicates otherwise.


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THE FOREGOING SKANEATELES BANCORP, INC. 1998 STOCK OPTION PLAN WAS DULY ADOPTED
BY THE BOARD OF DIRECTORS ON FEBRUARY 10, 1998 AND THE SHAREHOLDERS OF THE COMPANY ON APRIL 21, 1998.


                                              /s/ J. David Hammond
                                              --------------------
                                              J. David Hammond, Secretary